EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-48183 and No. 333-67303 of AmeriPath, Inc. on Form S-8 of our report dated February 23, 1999 appearing in the Annual Report on Form 10-K of AmeriPath, Inc. for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants
Fort Lauderdale, Florida
March 22, 1999